Exhibit 99.1

SUPPLEMENT TO

CONSENT SOLICITATION STATEMENT, DATED MAY 9, 2006

DRESSER, INC.

Solicitation of Consents and Waivers Relating to the

$550,000,000 of 9 3/8% Senior Subordinated Notes due 2011

CUSIP NO. 26157VAB3

ISIN: US26157VAB36

This Supplement hereby amends the Consent Solicitation Statement, dated May 9, 2006 (the “Consent Solicitation Statement” and, as amended hereby, the “Supplemented Consent Solicitation Statement”), relating to the 9-3/8% Senior Subordinated Notes due 2011 of Dresser, Inc. Capitalized terms used, but not defined, in this Supplement have the meanings assigned to them in the Consent Solicitation Statement. All references to and requirements regarding the Consent Solicitation Statement contained in any document used by or on behalf of Dresser in connection with the Consent Solicitation shall be deemed to refer to the Supplemented Consent Solicitation Statement.

The Consent Solicitation Statement is hereby amended as follows:

Summary.    The section of the Consent Solicitation Statement entitled “Summary” is hereby amended by deleting the subsections titled “Purpose of Consent,” “Consent Payment,” and “Expiration Time” contained therein, and replacing such subsections with the following:

Purpose of Consent:

The purpose of the Consent is:

•       to amend the Indenture to provide for,

(a)    the payment by Dresser of 0.50% per annum in special interest (“Special Interest”) on the Notes from the Effective Date up to but excluding the date on which Dresser satisfies the Financial Reporting Covenant Condition;

(b)    the payment by Dresser of an additional 0.25% per annum in interest on the Notes if and for so long as the Moody’s Ratings Condition is not satisfied;

(c)    the payment by Dresser of an additional 0.25% per annum in interest on the Notes if and for so long as the S&P Ratings Condition is not satisfied; and

(d)    the payment by Dresser to the Holders of Notes on December 31, 2006 of a one-time payment of 0.50% of the aggregate principal amount of the then outstanding Notes if Dresser has not satisfied clause (b) of the Financial Reporting Covenant Condition by December 31, 2006, in which case Dresser will have until March 31, 2007 to satisfy clause (b) of the Financial Reporting Covenant Condition;

•       to provide that Dresser will not be obligated to (a) comply with the provisions of the Indenture’s reporting covenant that would require the filing of its Annual Report on Form 10-K for the year ended December 31, 2005 until the earlier of (i) the date on which Special Interest ceases to accrue on the Notes, and (ii) December 31, 2006, and (b) comply with the other provisions of the Indenture’s reporting covenant until the earlier of (i) the date on which Special Interest ceases to accrue on the Notes, and (ii) March 31, 2007; and

•        to waive all past and present defaults and events of default with respect to the reporting provisions of the Indenture occurring prior to the Expiration Time.

See “The Proposed Amendment and Waiver.”

Financial Reporting Covenant Condition:

Dresser will be deemed to have satisfied the Financial Reporting Covenant Condition if it has delivered to the Trustee an officers certificate certifying that it has filed with the SEC (a) the Annual Report on Form 10-K for the year ended December 31, 2005, and (b) each of the Quarterly Reports on Form 10-Q that would be required to be filed pursuant to Section 4.03 of the Indenture (as amended by the Proposed Amendment) if the Notes were not accruing Special Interest.

Ratings Conditions:	The Moody’s Ratings Condition shall be deemed not to have been satisfied if and for so long as the Notes are rated Caa1 or lower by Moody’s Investor Services, Inc. (“Moody’s”). The S&P Ratings Condition shall be deemed not to have been satisfied if and for so long as the Notes are rated CCC+ or lower by Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation (“S&P”).

Consent Payment:	For each $1,000 in principal amount of Notes, a cash payment equal to $2.50. No accrued interest will be paid on the Consent Payment.

Expiration Time:	The Consent Solicitation will be open until 5:00 p.m., New York City time, on May 31, 2006 unless further extended or terminated by Dresser. Holders must deliver their Consents to the Proposed Amendment on or before the Expiration Time in order to receive the Consent Payment.

Background.    The section of the Consent Solicitation Statement entitled “Background” is hereby amended by deleting the subsection titled “Financial Statements” contained therein, and replacing such section with the following:

Financial Statements

On May 23, 2006, Dresser announced that it will restate its 2004 annual and quarterly financial statements and first, second and third quarter 2005 financial statements. Dresser had disclosed on May 9, 2006, that it was assessing the need for a restatement.

Based on management’s current assessment, the Audit Committee of the Board of Directors determined at its meeting on May 23, 2006, that Dresser will proceed with the restatements described above, and that the financial statements being restated should no longer be relied upon. Dresser is also evaluating the potential need to restate its financial statements for periods prior to 2004.

The restatements relate in part to errors associated with Dresser’s businesses which were sold in November 2005. The errors associated with the divested businesses relate to hedge accounting documentation for derivative transactions under FAS 133, Accounting for Derivative Instruments and Hedging Activities, and to the accounting treatment of income tax associated with the inter-company transfer of inventory between tax jurisdictions. As previously reported, the 2005 third quarter financial statements will be restated to allocate a portion of interest expense from continuing to discontinued (divested) operations.

In addition, certain other accounting errors to be corrected relate to Dresser’s continuing operations, including the timing of the recognition of certain revenue and expense items. For example, one of the revenue recognition matters is related to the timing of the transfer of title of goods under the terms and conditions associated with a limited number of contracts. Dresser no longer utilizes contracts with these terms and conditions as a matter of policy.

Based on current information, Dresser does not believe the restatements will have a significant impact on annual adjusted EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) or its financial position, including its cash position and total debt. Because Dresser’s restatement process is not yet finished, further revisions may be identified prior to completion.

Purpose and Effect of the Consent Solicitation.    The section of the Consent Solicitation Statement entitled “Purpose and Effect of the Consent Solicitation” is hereby amended and restated as follows:

PURPOSE AND EFFECTS OF THE CONSENT SOLICITATION

Section 4.03 of the Indenture requires Dresser to file a copy of all quarterly and annual financial information required to be contained in a filing with the SEC on Forms 10-Q and 10-K within the time periods specified in the SEC’s rules and regulations, and in respect of annual financial information, a report thereon by its independent registered public accountants. Section 4.03 of the Indenture also requires Dresser to file a copy of all information required to be contained in a filing with the SEC on Form 8-K within the time periods specified in the SEC’s rules and regulations. Dresser’s failure to file a Form 10-K for the year ended December 31, 2005 and failure to file a Form 10-Q for the quarter ended March 31, 2006, means that Dresser has not filed with the SEC or furnished the Holders of the Notes with the information required to be so filed or furnished by Section 4.03. A failure to file a Form 10-Q for the second or third fiscal quarters of 2006 would mean that Dresser had not filed with the SEC or furnished the Holders of the Notes with the information required to be so filed or furnished by Section 4.03 within the time periods specified in the SEC’s rules and regulations. Also, the delivery of incorrect financial information for any prior periods could be deemed to be a default under Section 4.03 of the Indenture.

Non-compliance with the covenant described above constitutes a default under the Indenture, but does not constitute an event of default under the Indenture until 30 days have passed after Dresser has received written notice specifying the default from the Trustee or Holders of 25% of the outstanding principal amount of the Notes. However, Dresser is obligated under Section 4.04(c) of the Indenture to notify the Trustee upon becoming aware of any default. Dresser notified the Trustee of a failure to file the 2005 Form 10-K and the Form 10-Q for the first quarter of 2006 as required under the Indenture.

The purpose of the Proposed Amendment is:

•	to amend the Indenture to provide for,

(a)	the payment by Dresser of 0.50% per annum in Special Interest on the Notes from the Effective Date up to but excluding the date on which Dresser satisfies the Financial Reporting Covenant Condition;

(b)	the payment by Dresser of an additional 0.25% per annum in interest on the Notes if and for so long as the Moody’s Ratings Condition is not satisfied;

(c)	the payment by Dresser of an additional 0.25% per annum in interest on the Notes if and for so long as the S&P Ratings Condition is not satisfied; and

(d)	the payment by Dresser to the Holders of Notes on December 31, 2006 of a one-time payment of 0.50% of the aggregate principal amount of the then outstanding Notes if Dresser has not satisfied clause (b) of the Financial Reporting Covenant Condition by December 31, 2006, in which case Dresser will have until March 31, 2007 to satisfy clause (b) of the Financial Reporting Covenant Condition;

•	to provide that Dresser will not be obligated to (a) comply with the provisions of the Indenture’s reporting covenant that would require the filing of its Annual Report on Form 10-K for the year ended December 31, 2005 until the earlier of (i) the date on which Special Interest ceases to accrue on the Notes, and (ii) December 31, 2006, and (b) comply with the other provisions of the Indenture’s reporting covenant until the earlier of (i) the date on which Special Interest ceases to accrue on the Notes, and (ii) March 31, 2007; and

•	to waive all past and present defaults and events of default with respect to the reporting provisions of the Indenture occurring prior to the Expiration Time.

Dresser will be deemed to have satisfied the Financial Reporting Covenant Condition if it has delivered to the Trustee an officers certificate certifying that it has filed with the SEC (a) the Annual Report on Form 10-K for the year ended December 31, 2005, and (b) each of the Quarterly Reports on Form 10-Q that would be required to be filed pursuant to Section 4.03 of the Indenture (as amended by the Proposed Amendment) if the Notes were not accruing Special Interest.

The Moody’s Ratings Condition shall be deemed not to have been satisfied if and for so long as the Notes are rated Caa1 or lower by Moody’s Investor Services, Inc. (“Moody’s”). The S&P Ratings Condition shall be deemed not to have been satisfied if and for so long as the Notes are rated CCC+ or lower by Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation (“S&P”).

As a result of the Proposed Amendment, Dresser will not be obligated to provide a report on annual financial information by its independent registered public accountants until the earlier of (a) the date on which the Notes cease to accrue Special Interest, and (b) December 31, 2006. Dresser will not be required to furnish quarterly financial information under the Indenture until the earlier of (a) the date on which the Notes cease to accrue Special Interest, and (b) March 31, 2007. Dresser will also not be obligated to comply with the Indenture’s reporting provisions with respect to any period ended prior to December 31, 2005. Each Holder that executes a Consent will also be waiving all defaults with respect to Sections 4.03 and 4.04 of the Indenture and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of any such defaults, occurring on or prior to the Expiration Time.

None of the Trustee, the Solicitation Agent, the Information Agent or the Depositary makes any recommendation as to whether or not Holders should provide Consents to the Proposed Amendment.

The Proposed Amendment and Waiver.    The section of the Consent Solicitation Statement titled “The Proposed Amendment and Waiver” is hereby amended and restated as follows:

THE PROPOSED AMENDMENT AND WAIVER

Set forth below are the provisions of the Indenture that would be amended by the Proposed Amendment. The following is qualified in its entirety by reference to the form of the Supplemental Indenture, a copy of which can be obtained without charge from the Information Agent. Capitalized terms not otherwise defined in this Consent Solicitation Statement have the meanings assigned to them in the Indenture.

General

Regardless of whether the Proposed Amendment becomes operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes included in the

Proposed Amendment will not alter Dresser’s obligation to pay the principal or interest on the Notes or, except as specifically set forth below, alter the stated interest rate, maturity date or redemption provisions of the Notes or the Guarantors’ obligations under their respective Guarantees.

If the Requisite Consent is obtained, non-consenting Holders of Notes will be bound by the Proposed Amendment but will not be entitled to receive the Consent Payment. The Proposed Amendment will be effected (and will become operative) by execution of the Supplemental Indenture by Dresser, the Guarantors and the Trustee. By executing the Supplemental Indenture, Dresser will irrevocably agree to pay the Consent Payment to all Holders who have delivered (and not revoked) their Consents in accordance with the procedures of the Consent Solicitation Statement on or prior to the Expiration Time.

The Proposed Amendment

IF THE PROPOSED AMENDMENT IS ADOPTED, SECTION 4.01 OF THE INDENTURE WILL BE DELETED AND WILL BE REPLACED BY THE FOLLOWING SECTION 4.01 (double underline indicates text to be added, and strikethroughs indicate text to be deleted):

“Section 4.01 Payment of Notes

The Company shall pay or cause to be paid the principal amount, premium, if any, and interest, and Additional Interest and Special Interest (as defined below), if any, on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal amount, premium, if any, and interest, and Additional Interest and Special Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal amount, premium, if any, and interest, and Additional Interest and Special Interest, if any, then due unless the provisions of Article 10 hereof prohibit such payment. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

In addition to any other payment required by the Notes and this Indenture, the Company shall pay:

(a)        as special interest (“Special Interest”) on each date on which a regularly scheduled interest payment is due, additional interest in an amount equal to 0.50% per annum on the outstanding principal amount of the Notes from the date on which the Sixth Supplemental Indenture to the Indenture is executed by the Company and the Trustee up to but excluding the date on which the Company delivers to the Trustee an Officer’s Certificate certifying that the Financial Reporting Covenant Condition has been satisfied;

(b)        on December 31, 2006, a one-time payment equal to 0.50% of the then outstanding principal amount of the Notes to the holders of record of the Notes on such date, if on such date clause (b) of the Financial Reporting Covenant Condition shall not have been satisfied;

(c)        an additional 0.25% per annum in interest on the Notes if and for so long as the Moody’s Ratings Condition is not satisfied; and

(d)        an additional 0.25% per annum in interest on the Notes if and for so long as the S&P Ratings Condition is not satisfied.

Amounts payable pursuant to Sections 4.01(a), (c) and (d) shall be computed in the same manner that interest is computed under this Indenture and the Notes.

The Company will be deemed to have satisfied the “Financial Reporting Covenant Condition” if it has delivered to the Trustee an Officer’s Certificate certifying that it has filed with the SEC (a) the Annual Report on Form 10-K for the year ended December 31, 2005, and (b) each of the Quarterly Reports on Form 10-Q that would be required to be filed pursuant to Section 4.03 of this Indenture if the Notes were not accruing Special Interest.

The “Moody’s Ratings Condition” shall be deemed not to have been satisfied if and for so long as the Notes are rated Caa1 or lower by Moody’s. The “S&P Ratings Condition” shall be deemed not to have been satisfied if and for so long as the Notes are rated CCC+ or lower by S&P.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest , ~~and~~ Additional Interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.”

IF THE PROPOSED AMENDMENT IS ADOPTED, SECTION 4.03 OF THE INDENTURE WILL BE DELETED AND WILL BE REPLACED BY THE FOLLOWING SECTION 4.03 (double underline indicates text to be added, and strikethroughs indicate text to be deleted):

“Section 4.03 Reports to Holders

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms (provided that the annual information required for fiscal years prior to the fiscal year ended December 31, 200~~2~~5 may be unaudited) including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information for fiscal years beginning with and including the fiscal year ended December 31, 2005 only, a report thereon by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC’s rules and regulations.

In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA § 314(a). In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding any other provision in this Section 4.03, ~~(a)~~ the Company shall not be required (a) to comply with the terms of this Section 4.03 with respect to any period ended prior to December 31, 2005, ~~2 and (b) with respect to periods ended on or after December 31, 2005 and on or prior to December 31, 2006, the Company shall not be required to comply with the terms of this Section 4.03 with respect to any such period until February 15, 2006~~ (b) to comply with the terms of this Section 4.03 that would require the filing of its Annual Report on Form 10-K for the year ended December 31, 2005 until the earlier of (i) the date on which Special Interest ceases to accrue on the Notes, and (ii) December 31, 2006, and (c) to comply with any of the other terms of this Section 4.03 until the earlier of (a) the date on which Special Interest ceases to accrue on the Notes, and (b) March 31, 2007.”

The Proposed Waiver

The Consent Letter includes a waiver of all defaults under the Indenture occurring on or prior to the effectiveness of the Proposed Amendment relating to any failure to comply with Sections 4.03 and 4.04 of the Indenture (together, the “Waived Defaults”). The Indenture provides that existing defaults may be waived by Holders of not less than a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee. If the Requisite Consent is obtained, the Waived Defaults will cease to exist, and any default or event of default under the Indenture as a result of any such defaults, occurring on or prior to the effectiveness of the Proposed Amendment will be deemed to have been cured for all purposes of the Indenture.

The Effect of the Proposed Amendment and Proposed Waiver

As a result of the Proposed Amendment, Dresser will not be obligated to provide a report on annual financial information by its independent registered public accountants until the earlier of (a) the date on which the Notes cease to accrue Special Interest, and (b) December 31, 2006. Dresser will not be required to furnish quarterly financial information under the Indenture until the earlier of (a) the date on which the Notes cease to accrue Special Interest, and (b) March 31, 2007. Dresser will also not be obligated to comply with the Indenture’s reporting provisions with respect to any period ended prior to December 31, 2005. Each Holder that executes a Consent will also be waiving all defaults with respect to Sections 4.03 and 4.04 of the Indenture and any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of any such defaults, occurring on or prior to the Expiration Time

Certain United States Federal Income Tax Consequences.    The section of the Consent Solicitation Statement titled “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” is hereby amended and restated as follows:

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material United States federal income tax consequences of the Consent Solicitation, Proposed Amendment, receipt of the Special Interest, an additional 0.25% per annum in interest on the Notes if and for so long as the Moody’s Ratings Condition is not satisfied (the “Moody’s Interest”), an additional 0.25% per annum in interest on the Notes if and for so long as the S&P Ratings Condition is not satisfied (the “S&P Interest,” and, together with the Moody’s Interest, the “Additional Interest”), the Consent Payment and/or the one-time payment on December 31, 2006, of 0.50% of the aggregate principal amount of the then outstanding Notes if Dresser has not satisfied clause (b) of the Financial Reporting Covenant Condition by December 31, 2006 (the “Fee”), to beneficial owners of Notes (“Holders”), and is for general information only. It is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations and judicial and administrative rulings, all of which are subject to change or differing interpretations, possibly with retroactive effect. Dresser has not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and positions taken in this summary. Therefore, there is no assurance that the IRS would not assert a position contrary to the positions stated below, or that a court would not agree with any such assertion. This summary applies only to Notes held as capital assets (within the meaning of Section 1221 of the Code), and does not purport to address all aspects of federal income taxation that may be relevant to particular Holders in light of their individual circumstances and does not address issues which may be specific to Holders subject to special treatment under the Code (such as brokers or dealers in securities or foreign currencies, tax-exempt entities, persons subject to the alternative minimum tax, partnerships or other pass-through entities for United States federal income tax purposes, banks, financial institutions, insurance companies, persons who hold the Notes as part of a straddle, conversion transaction, hedge or other integrated investment, persons who hold, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all Dresser classes of stock, controlled foreign corporations and certain United States expatriates), nor does it discuss any aspects of state, local, estate, gift or foreign tax laws.

If a partnership (or any entity treated as a partnership for United States federal income tax purposes) holds the Notes, the United States federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding the Notes should consult their own tax advisors.

Holders are urged to consult their own tax advisors regarding the specific United States federal, state, local, estate, gift and foreign income and other tax consequences of the Consent Solicitation and Proposed Amendment and/or the receipt of the Consent Payment, Special Interest, Additional Interest and/or Fee (if any).

TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS CONSENT SOLICITATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE; (B) ANY SUCH DISCUSSION IS INCLUDED HEREIN BY DRESSER IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY DRESSER OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

U.S. Holders

This discussion addresses the United States federal income tax considerations applicable to a Holder who or which is (i) an individual citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust which (x) is subject to primary supervision by a court within the United States and with respect to which one or more United States persons have the authority to control all substantial decisions or (y) has made a valid election under applicable Treasury regulations to be treated as a United States person (a “U.S. Holder”).

Debt Modification Rules

Generally, the modification of a debt instrument (including a change in the yield) will be treated as a “deemed exchange” of an “old” debt instrument for a “new” debt instrument for United States federal income tax purposes if such modification is “significant” within the meaning of the Treasury regulations promulgated under Section 1001 of the Code (the “Regulations”). Such a deemed exchange would be a taxable event, unless a non-recognition provision of the Code were to apply. Under the Regulations, the modification of a debt instrument is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The Regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Regulations also provide that a change in the yield of certain debt instruments generally constitutes a significant modification if the yield of the modified debt instrument varies from the yield of the unmodified debt instrument by more than the greater of 25 basis points or 5 percent of the annual yield on the unmodified debt instrument.

The application of the Regulations to the adoption of the Proposed Amendment and the payment of the Consent Payment, Special Interest, Additional Interest and Fee is unclear. Dresser intends to take the position that the adoption of the Proposed Amendment and the payment of the Consent Payment, Special Interest, Additional Interest and/or Fee (if any) will cause a significant modification of the Notes under the Regulations, which would result in a deemed exchange of a U.S. Holder’s “old” Notes for “new” Notes for United States federal income tax purposes. However, a deemed exchange will likely constitute a tax-free recapitalization if both the “old” Notes and the “new” Notes are treated as “securities” for United States federal income tax purposes. An instrument constitutes a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years are unlikely to be treated as “securities,” but the IRS has publicly ruled that debt instruments with a term of less than five years may be “securities” if issued in exchange for debt instruments having the same maturity date and terms (other than interest rate), and which had an original term of greater than ten years. The “old” Notes had an original term of ten years. The “new” Notes have a remaining term of five years and may not be treated as having the same terms as the “old” Notes because certain covenants and conditions differ from those in the “old” Notes. Therefore, it is uncertain whether the “new” Notes qualify as “securities.” Dresser intends to take the position that the deemed exchange should constitute a tax-free recapitalization for United States federal income tax purposes and thus no gain or loss should be recognized except as discussed below. If, contrary to Dresser’s expectations, the deemed exchange were not to qualify as a tax-free recapitalization, the tax consequences of the adoption of the Proposed Amendment and/or the payment of the Consent Payment, Special Interest, Additional Interest and/or Fee could materially differ from those described herein. In such event, among other things, U.S. Holders could recognize taxable gain on the deemed exchange. Due to the inherently factual nature of the determination, U.S. Holders are urged to consult their own tax advisors regarding the classification of the Notes as “securities” for federal income tax purposes.

If there is a deemed exchange that is treated as a tax-free recapitalization, a U.S. Holder will have an initial tax basis in the “new” Notes received in the deemed exchange equal to the holder’s tax basis in the “old” Notes deemed exchanged therefor immediately prior to the deemed exchange, and the holder’s holding period for the “new” Notes will include the period during which the holder held the “old” Notes deemed surrendered in the deemed exchange. In addition, if there is a deemed exchange, regardless of whether it constitutes a tax-free recapitalization, the “new” Notes will likely be treated as contingent payment debt instruments. Holders are strongly urged to consult their tax advisors as to the possibility of a deemed exchange resulting from the adoption of the Proposed Amendment, and the payment of the Consent Payment, Special Interest, Additional Interest and/or Fee (if any) as well as the potential application of the rules governing contingent payment debt instruments.

Contingent Payment Debt Instrument Rules

The following discussion assumes that the United States federal income tax consequences of holding and disposing of the “new” Notes will be determined under U.S. Treasury regulations addressing “contingent payment debt instruments.” Such consequences will depend on whether the issue price of the “new” Notes is determined by reference to the fair market value of the Notes or the “new” Notes on the date of the deemed exchange, or is instead determined by reference to the principal amount of the “new” Notes.

The issue price of the “new” Notes will be their fair market value as determined as of the deemed exchange date if the “new” Notes are treated as traded on an established securities market on or at any time during the 60-day period ending 30 days after the deemed exchange. Subject to certain limitations in the relevant Treasury regulations, the “new” Notes will be treated as traded on an established securities market if, among other things, the Notes are listed on certain markets, including a “quotation medium.” A quotation medium is defined as a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of one or more identified brokers, dealers or traders or actual prices of recent sales transactions. If the “new” Notes are not treated as traded on an established securities market during the relevant period but the “old” Notes were so treated, then the issue price of the “new” Notes will be the fair market value of the “old” Notes deemed exchanged for such “new” Notes on the date of the deemed exchange. This discussion assumes that the “new” Notes are treated as traded on an established market in the relevant period, and thus the issue price of the “new” Notes will be their fair market value as determined as of the deemed exchange date.

Pursuant to the contingent payment debt instrument rules, Dresser will be required to construct a projected payment schedule for the “new” Notes. The projected payment schedule will reflect the fixed payments on the “new” Notes and Dresser’s determination of the expected value of contingent payments to be paid on the “new” Notes. The projected payment schedule will be projected to produce a “comparable yield,” which is a hypothetical yield at which on the date on which the “new” Notes are deemed issued and taking into account an issue price determined by reference to fair market value, Dresser will be able to issue a fixed rate debt instrument with terms and conditions similar to those of the “new” Notes. A U.S. Holder generally will be required to recognize interest income on the “new” Notes for each day on which the U.S. Holder holds the “new” Notes under a constant yield-to-maturity basis applicable to debt instruments issued with original issue discount in a manner that assumes in the first instance that actual payments on the “new” Notes will be made in accordance with the projected payment schedule. Such income inclusions will be adjusted in the manner described below to reflect the actual amounts of payments of interest at the time that they are made and, in the case of a U.S. Holder whose tax basis in the “new” Notes differs from their adjusted issue price, amounts attributable to such difference. Under this method, a U.S. Holder could be required to include amounts in income in respect of the “new” Notes significantly in excess of cash payments of interest in such periods.

The amount of interest that will accrue on the “new” Notes during each accrual period will equal the product of the “comparable yield” and the “adjusted issue price” of the “new” Notes at the beginning of each accrual period. The adjusted issue price of the “new” Notes will be the issue price of the “new” Notes, increased by interest previously accrued on the “new” Notes determined under the assumption that payments on the “new” Notes are made in accordance with the projected payment schedule, and decreased by the amount of any noncontingent payments and the projected amount of any contingent interest payments previously made on the “new” Notes. A U.S. Holder will be required to allocate to and include in gross income on each day during each accrual period a ratable portion of the interest income accrued in that accrual period. Accrual periods may be any length, and may vary in length, provided that each interest payment date is the first day or final day of an accrual period. Dresser will file information returns with the IRS using accrual periods that coincide with the periods between each interest payment date.

If actual payments of contingent interest differ from projected payments in any given taxable year, then U.S. Holders will generally be required in such year either to include the difference in gross income as additional interest, in the case that the actual payments exceed projected payments in such taxable year (a “positive adjustment”), or to reduce by the difference the amount of interest otherwise accounted, in the case that the actual payments are less than the projected payments in such taxable year (a “negative adjustment”). If the negative adjustment exceeds the interest for the taxable year that would otherwise have been accounted for on the “new” Notes, then the excess is treated as ordinary loss. The amount treated as an ordinary loss in any taxable year is limited, however, to the amount by which the U.S. Holder’s total interest inclusions on the “new” Notes exceed the total amount of the net negative adjustments treated as ordinary loss in prior years. Any remaining excess is a negative adjustment carryforward and treated as a negative adjustment in the succeeding year to the extent of interest accrued on the “new” Note in that year. If a “new” Note is sold, exchanged, or retired, any negative adjustment carryforward from the prior year reduces the U.S. Holder’s amount realized on the sale, exchange or retirement. Except to the extent described in this paragraph or below the receipt of payments on the “new” Notes will not result in recognition of income or loss for United States federal income tax purposes.

U.S. Holders will be able to obtain the projected payment schedule by writing to the Treasurer of Dresser, at 15455 Dallas Parkway, Suite 1100, Addison, Texas 75001. The projected payment schedule will be determined in accordance with the applicable Treasury regulations and should be used solely for United States federal income tax purposes. U.S. Holders should not rely on the projected payment schedule as an estimate of future operating performance or an assurance by Dresser with respect to the amounts of payments of interest on the “new” Notes. U.S. Holders will generally be bound by the projected payment schedule unless they explicitly disclose their own determination of the comparable yield and projected payment schedule and the reason why they think Dresser’s determination of the comparable yield and projected payment schedule is unreasonable.

However, the IRS would not respect a projected payment schedule that it determines to be unreasonable. U.S. Holders are urged to consult their tax advisors with respect to the application of the rules described above to the “new” Notes.

In the case of a U.S. Holder whose tax basis in the “new” Notes differs from the adjusted issue price of the “new” Notes, applicable Treasury regulations require that, in addition to including interest income on the “new” Notes under the method prescribed above, the holder will be required to reasonably allocate such difference to daily portions of interest and/or projected payments over the remaining term of the “new” Notes. Each allocated amount will generally be accounted for as a positive adjustment (in the case of a U.S. Holder whose basis is less than the “new” Notes’ adjusted issue price) or a negative adjustment (in the case of a U.S. Holder whose basis is greater than the “new” Notes’ adjusted issue price) on the day on which the related interest accrual or payment falls in the same manner as differences between actual payments of contingent interest on the “new” Notes and the projected amounts of those payments (as described above). Each U.S. Holder is urged to consult its tax advisor as to the proper allocation of any difference between adjusted issue price of the “new” Notes and adjusted tax basis and the effect thereof on the holder’s accruals of interest on the “new” Notes and the realization of gain or loss on a subsequent sale or other disposition of the notes.

A U.S. Holder of a “new” Note will generally recognize gain or loss upon the sale, exchange, retirement, or other taxable disposition of the “new” Note in an amount equal to the difference between (1) the amount of cash and the fair market value of property received in exchange therefor, reduced by any negative adjustment carryforward (as described above, including any negative adjustment carryforward resulting from an allocation of the excess, if any, of the holder’s tax basis in the “new” Note over the adjusted issue price of the “new” Note at the time of the holder’s acquisition of the “new” Note) and (2) the holder’s adjusted tax basis in the “new” Note. A U.S. Holder’s adjusted tax basis in a “new” Note will generally be equal to its initial tax basis in the “new” Note (determined as described above), increased by the amount of interest previously accrued on the “new” Note in the manner described above (determined without adjustments created by differences between projected and actual payments), and decreased by the amount of any noncontingent payments and the projected amount of any contingent payments previously made on the “new” Note. In the case of a U.S. Holder whose tax basis in the “new” Notes differed from their adjusted issue price, the U.S. Holder’s tax basis in the “new” Notes will be further increased or decreased by the amount the holder treated as a positive adjustment or negative adjustment, respectively, as a result of the allocation to interest accruals or payments on the “new” Notes of the difference between the holder’s tax basis in the “new” Notes and their adjusted issue price (as described in the previous paragraph).

Any gain recognized on the sale or other disposition of a “new” Note will be treated as ordinary interest income. Any loss recognized would be ordinary loss to the extent the U.S. Holder’s total interest inclusions on the “new” Note exceed the total net negative adjustments the holder took into account as ordinary loss under the rules described above applicable to differences between actual payments and projected payments. Any additional loss will be capital loss.

Consent Payment and Fee

The United States federal income tax consequences of the receipt of the Consent Payment and Fee (if any) are unclear. In the absence of an administrative or judicial decision to the contrary with respect to consent fees generally or with respect to the Consent Payment and/or Fee, Dresser intends to treat the Consent Payment and Fee (if any) paid to U.S. Holders, for United States federal income tax purposes, as a separate fee for consenting to the Proposed Amendment. Under such treatment, a U.S. Holder would be required to recognize the Consent Payment and Fee (if any) as ordinary income for United States federal income tax purposes at the time the Consent Payment and/or Fee (if any) is received or accrued, in accordance with the U.S. Holder’s method of tax accounting.

Backup Withholding

A U.S. Holder who fails to complete a substitute Form W-9 (included in the relevant Consent Letter) may be subject to backup withholding at the rate of 28% with respect to the receipt of the Consent Payment and Fee

(if any), and interest (including Special Interest and Additional Interest, if any) on the Notes unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) otherwise provides a correct taxpayer identification number, certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s United States federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS in a timely manner.

Non-U.S. Holders

For purposes of this section, “non-U.S. Holder” means a Holder (other than a partnership for United States federal income tax purposes) that is not a U.S. Holder.

Debt Modification

A non-U.S. Holder generally will not be subject to United States federal income taxation on income (if any) recognized in connection with a deemed exchange of “old” Notes for “new” Notes unless income in respect of the “old” Notes is treated as effectively connected to the conduct of a trade or business by the non-U.S. Holder in the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. Holder) or, in the case of a non-resident alien individual non-U.S. Holder, the holder is present in the United States for 183 days or more in the year of the deemed exchange and certain other conditions are met. In such case, the United States federal income tax consequences to such non-U.S. Holder would be the same as those applicable to U.S. Holders described above.

Withholding, Backup Withholding and Information Reporting

In the absence of clear guidance regarding whether United States federal withholding tax is required to be withheld with respect to the Consent Payment or Fee (if any) paid to non-U.S. Holders, Dresser may withhold tax at a rate of 30% from a Consent Payment or Fee (if any) paid to a non-U.S. Holder, except to the extent (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States with which the receipt of the Consent Payment or Fee (if any) is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) a United States tax treaty either eliminates or reduces such withholding tax with respect to the Consent Payment or Fee (if any) paid to the non-U.S. Holder and the non-U.S. Holder provides a properly executed IRS Form W-8BEN. Non-U.S. Holders should consult their tax advisors regarding the availability of a refund of any United States federal withholding tax. Interest (including any Special Interest or Additional Interest) generally will be subject to United States federal withholding tax at a rate of 30% except to the extent (i) the non-U.S. Holder is engaged in the conduct of a trade or business in the United States with which the receipt of the interest is effectively connected and provides a properly executed IRS Form W-8ECI, (ii) a United States tax treaty either eliminates or reduces such withholding tax with respect to the interest and the non-U.S. Holder provides a properly executed IRS Form W-8BEN, or (iii) the “portfolio interest” exception of the Code applies and (a) the non-U.S. Holder certifies in a statement provided to Dresser or Dresser’s paying agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address (generally by completing an IRS Form W-8BEN), (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Notes on behalf of the non-U.S. Holder certifies to Dresser or Dresser’s paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. Holder, has received from the non-U.S. Holder a statement, under penalties of perjury, that such non-U.S. Holder is not a U.S. Holder and provides Dresser or Dresser’s paying agent with a copy of such statement or (c) the non-U.S. Holder holds its Notes directly through a “qualified intermediary” and certain conditions are satisfied. In addition, if such non-U.S. Holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

In general, interest and payments on the Notes payable by a U.S. paying agent or other U.S. intermediary may be subject to information reporting. In addition, backup withholding at a rate of 28% may apply to these payments if the non-U.S. Holder fails to provide the certification on IRS Form W-8 described above or otherwise does not provide evidence of exempt status. Non-U.S. Holders that are exempt holders and comply with certain certification requirements are not subject to backup withholding. Any amount paid as backup withholding will be creditable against the non-U.S. Holder’s United States federal income tax liability provided that the required information is timely furnished to the IRS.

Non-U.S. Holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding and backup withholding, including their eligibility for a withholding and/or backup withholding tax exemption or reduction and the possibility of filing the appropriate IRS Form W-8, as well as the possibility of claiming a refund.

THE FOREGOING SUMMARY INCLUDED HEREIN IS NECESSARILY FOR GENERAL INFORMATION ONLY. HOLDERS OF NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF PAYMENT OF THE CONSENT PAYMENT, SPECIAL INTEREST, ADDITIONAL INTEREST AND/OR FEE (IF ANY) AND THE ADOPTION OF THE PROPOSED AMENDMENT, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

The Solicitation Agent for the Consent Solicitation is:

MORGAN STANLEY

May 26, 2006